Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        --------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        --------------------------------

                             Conexant Systems, Inc.
             (Exact name of registrant as specified in its charter)

                        --------------------------------

                   Delaware                      25-1799439
           (State or other jurisdiction of     (I.R.S. Employer
           incorporation or organization)      Identification No.)

            4311 Jamboree Road
          Newport Beach, California                92660-3095
      (Address of Principal Executive Offices)      (Zip Code)

                        --------------------------------

              Conexant Systems, Inc. 2000 Non-Qualified Stock Plan
                            (Full title of the plan)

                        --------------------------------

                            DENNIS E. O'REILLY, ESQ.
                     Senior Vice President, General Counsel
                                  and Secretary
                             Conexant Systems, Inc.
                               4311 Jamboree Road
                      Newport Beach, California 92660-3095
                     (Name and address of agent for service)

                        --------------------------------

                                 (949) 483-4600
          (Telephone number, including area code, of agent for service)

                        --------------------------------

                                    Copy to:
                              PETER R. KOLYER, ESQ.
                             Chadbourne & Parke LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-5100

                        --------------------------------

                         Calculation of Registration Fee

====================================================================================================================================
                                          Amount to be      Proposed maximum offering  Proposed maximum aggregate    Amount of
 Title of securities to be registered   registered (1)        price per unit (2)        offering price (2)         registration fee
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $1 per share
 (including the associated Preferred
 Share Purchase Rights)..............     15,000,000 shares       $28.84375                  $432,656,250               $114,222
------------------------------------------------------------------------------------------------------------------------------------

(1) The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of the Registrant's Common Stock as may become issuable as a result of any stock splits, stock dividends or similar events.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Common Stock on October 18, 2000, as reported on The Nasdaq Stock Market, Inc. National Market System.

                                   ---------

         Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act, the prospectus that is part of this Registration Statement will be used in connection with the offer and sale of Common Stock of the Registrant previously registered under the Registrant's Registration Statement on Form S-8 (Registration No. 333-91347).

                                EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-91347) filed by the Company on November 19, 1999, relating to the Conexant Systems, Inc. 2000 Non-Qualified Stock Plan (the "Plan"), except as expressly modified herein.

On July 20, 2000, the Board of Directors of the Company approved an amendment to the Plan to increase by 15,000,000 shares the number of shares of Common Stock of the Company available for issuance or delivery under the Plan. This Registration Statement registers such 15,000,000 additional shares of Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

     (a) Annual Report on Form 10-K of Conexant Systems, Inc. (the "Company") for the fiscal year ended September 30, 1999 (including the portions of the Company's Proxy Statement for its 2000 Annual Meeting of Shareowners that are incorporated therein by reference);

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999;

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

     (d) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

     (e) The Company's Current Report on Form 8-K dated January 4, 2000, as amended by the Company's Current Report on Form 8-K/A dated January 11, 2000;

     (f)  The Company's Current Report on Form 8-K dated February 16, 2000;

     (g)  The Company's Current Report on Form 8-K dated March 10, 2000;

     (h)  The Company's Current Report on Form 8-K dated April 3, 2000;

     (i)  The Company's Current Report on Form 8-K dated April 12, 2000;

     (j)  The Company's Current Report on Form 8-K dated May 17, 2000;

     (k)  The Company's Current Report on Form 8-K dated May 23, 2000;

     (l)  The Company's Current Report on Form 8-K dated May 30, 2000;

     (m)  The Company's Current Report on Form 8-K dated June 13, 2000;

     (n)  The Company's Current Report on Form 8-K dated June 27, 2000;

     (o)  The Company's Current Report on Form 8-K dated June 29, 2000;

     (p)  The Company's Current Report on Form 8-K dated July 19, 2000;

     (q)  The Company's Current Report on Form 8-K dated August 8, 2000;

     (r)  The Company's Current Report on Form 8-K dated September 14, 2000;

     (s)  The Company's Current Report on Form 8-K dated September 22, 2000;

     (t)  The Company's Current Report on Form 8-K dated September 28, 2000; and

     (u) The description of the Company's Common Stock contained in Item 11 of the Company's Registration Statement on Form 10, as amended
          (File No. 000-24923), dated December 1, 1998, as amended by Part II,
          Item 2 of the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

  4.1   Restated Certificate of Incorporation of the Company, filed as Exhibit
        3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, is incorporated herein by reference.

  4.2 Amended By-Laws of the Company, filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 (Registration No. 333-68755), are incorporated herein by reference.

  4.3 Specimen certificate for the Company's Common Stock, par value $1 per share, filed as Exhibit 4.3 to the Company's Registration Statement on Form 10 (File No. 000-24923), is incorporated herein by reference.

  4.4 Rights Agreement, dated as of November 30, 1998, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent, filed as Exhibit 4.4 to the Company's Registration Statement on Form S-8 (Registration No. 333-68755), is incorporated herein by reference.

  4.5 First Amendment to Rights Agreement, dated as of December 9, 1999, filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, is incorporated herein by reference.

  4.6   Conexant Systems, Inc. 2000 Non-Qualified Stock Plan, as amended.

  5 Opinion of Jasmina Theodore Boulanger, Esq., Associate General Counsel and Assistant Secretary of the Company, as to the legality of any newly issued shares of Common Stock of the Company covered by this Registration Statement.

  23.1  Consent of Deloitte & Touche LLP, independent auditors.

  23.2  Consent of Arthur Andersen LLP, independent public accountants.

  23.3 Consent of Jasmina Theodore Boulanger, Esq., contained in her opinion filed as Exhibit 5 to this Registration Statement.

  23.4  Consent of Chadbourne & Parke LLP.

  24 Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Company, set forth on the signature page of this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 19th day of October, 2000.

                                       CONEXANT SYSTEMS, INC.

                                       By /s/ Dwight W. Decker
                                         ---------------------------------
                                         (Dwight W. Decker, Chairman and
                                              Chief Executive Officer)

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints DENNIS E. O'REILLY, JASMINA THEODORE BOULANGER and PETER R. KOLYER, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power to them and each of them (including full power of substitution and resubstitution) (1) to sign for him and in his name and in the capacity or capacities indicated below any and all amendments (including post-effective amendments) and supplements to this Registration Statement to be filed by Conexant Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") and (2) any subsequent registration statement to be filed by the Company pursuant to Section 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 19th day of October, 2000 by the following persons in the capacities indicated:

           Signature                                      Title
           ---------                                      -----

                                              Chairman of the Board and Chief
    /s/ Dwight W. Decker                      Executive Officer (principal
   ------------------------------             executive officer) and Director
        Dwight W. Decker

    /s/ Donald R. Beall
   ------------------------------                        Director
        Donald R. Beall


   ------------------------------                        Director
        Richard M. Bressler

    /s/ F. Craig Farrill
   ------------------------------                        Director
        F. Craig Farrill

    /s/ Jerre L. Stead
   ------------------------------                        Director
        Jerre L. Stead


                                              Senior Vice President and Chief
    /s/ Balakrishnan S. Iyer                  Financial Officer (principal
   ------------------------------             financial officer)
        Balakrishnan S. Iyer


    /s/ Steven M. Thomson                     Vice President and Controller
   ------------------------------             (principal accounting officer)
        Steven M. Thomson

                                  EXHIBIT INDEX

Exhibit
-------
Number                                                                      Page
------                                                                      ----


4.1 Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, is incorporated herein by reference.

4.2 Amended By-Laws of the Company, filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 (Registration No. 333-68755), are incorporated herein by reference.

4.3 Specimen certificate for the Company's Common Stock, par value $1 per share, filed as Exhibit 4.3 to the Company's Registration Statement on Form 10 (File No. 000-24923), is incorporated herein by reference.

4.4 Rights Agreement, dated as of November 30, 1998, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent, filed as Exhibit 4.4 to the Company's Registration Statement on Form S-8 (Registration No. 333-68755), is incorporated herein by reference.

4.5 Opinion of Jasmina Theodore Boulanger, Esq., Associate General Counsel and Assistant Secretary of the Company, as to the legality of any newly issued shares of Common Stock of the Company covered by this Registration Statement.

4.6 Conexant Systems, Inc. 2000 Non-Qualified Stock Plan, as amended.

5 Opinion of Jasmina Theodore Boulanger, Esq., Associate General Counsel and Assistant Secretary of the Company, as to the legality of any newly issued shares of Common Stock of the Company covered by this Registration Statement.

23.1      Consent of Deloitte & Touche LLP, independent auditors.

23.2 Consent of Arthur Andersen LLP, independent public accountants.

23.3 Consent of Jasmina Theodore Boulanger, Esq., contained in her opinion filed as Exhibit 5 to this Registration
          Statement.

23.4      Consent of Chadbourne & Parke LLP.

24 Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Company, set forth on the signature page of this Registration Statement.